UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 13, 2013

Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51211	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8484 Westpark Drive
Suite 720
McLean, VA 22102
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

At our 2013 Annual Meeting of Stockholders held on June 13, 2013, our stockholders voted on three proposals: (1) election of seven nominees set forth in the 2013 Proxy Statement to the Board of Directors, (2) approval of a non-binding advisory resolution approving the compensation of our named executive officers, and (3) designation of frequency of periodic advisory votes on executive compensation. At the close of business on May 22, 2013, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 22,740,872 shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 15,248,539 shares of our common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

1. Election of Directors. At the Annual Meeting, each of the persons identified below was re-elected as a director, with the final voting results as specified below.

Nominee for Director	Votes For	Votes Withheld	Broker-Non Votes
Richard D. Calder, Jr.	15,248,539	15,000	0
H. Brian Thompson	15,248,539	15,000	0
S. Joseph Bruno	15,248,539	15,000	0
Rhodric C. Hackman	15,248,539	15,000	0
Howard E. Janzen	15,248,539	15,000	0
Morgan E. O’Brien	15,248,539	15,000	0
Theodore B. Smith, III	15,248,539	15,000	0

2. Advisory vote on executive compensation. The stockholders approved on a non-binding advisory basis the compensation of our named executive officers by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
15,238,439	25,100	0	0

3. Frequency of periodic advisory votes on executive compensation. The stockholders voted upon a non-binding advisory proposal as to the frequency with which the non-binding stockholder vote to approve the compensation of our named executive officers should be conducted as set forth in the table below.

1 Year	2 Year	3 Year	Abstain
10,423,225	125,629	14,000	0

Based on these results our Board of Directors has determined to hold its advisory vote on the compensation of named executive officers annually until the next frequency vote. A frequency vote is required to be held at least once every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL TELECOM & TECHNOLOGY, INC.

By	/s/ Chris McKee
Chris McKee
Secretary and General Counsel

Date: June 19, 2013